                                                                   EXHIBIT 5

             [LETTERHEAD FOR PATTERSON, BELKNAP, WEBB & TYLER LLP]



                                October 31, 1996


American Exploration Company
1331 Lamar, Suite 900
Houston, Texas 77010-3088

Dear Sirs:

        Reference is made to the proposed registration by American Exploration Company, a Delaware corporation (the "Company"), of 400,000 shares of common stock, par value $.05 per share ("Common Stock"), as contemplated by the Company's Registration Statement on Form S-1, dated October 31, 1996, filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Registration Statement"), consisting of 347,826 shares of Common Stock (the "Shares") to be issued and sold by the Company, together with 52,174 shares of Common Stock (the "Additional Shares") which may be sold pursuant to the underwriters' over-allotment options described in the Registration Statement.

        As set forth in the Registration Statement, certain legal matters are being passed on for you by this firm. At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5 to the Registration Statement. In such capacity, we have examined the Restated Certificate of Incorporation and the Bylaws of the Company, as amended to date and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion.

        Based upon such examination, we are of the opinion that:

        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

October 31, 1996
Page 2



        2. Upon the issuance and sale by the Company of the Shares and any Additional Shares that may be purchased pursuant to the Underwriting Agreement from the Company for the consideration provided for in the Underwriting Agreement, such Shares and any such Additional Shares will be duly authorized, validly issued, fully paid and nonassessable.

        The opinions expressed in this letter are solely for use by the Company in filing the Registration Statement and these opinions may not be relied on by any other person without our prior written approval.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                        PATTERSON, BELKNAP, WEBB & TYLER LLP


                                        By: /s/ JOHN E. SCHMELTZER, III
                                            ----------------------------